EXHIBIT 10.56.3

CHANGE IN TERMS AGREEMENT

THIS CHANGE IN TERMS AGREEMENT (this "CIT ") is made by and between Heritage Bank of Commerce, a California banking corporation ("Bank"), with its headquarters address at 150 Almaden Boulevard, San Jose, California 95113 and Mission West Properties, Inc., a Maryland corporation (“Borrower”), with its principal address at 10050 Bandley Drive, Cupertino, California 95014. This CIT is executed on August 20, 2009 and is made effective upon the satisfaction of all of the conditions precedent set forth herein (the "Effective Date") at San Jose, California.

RECITALS

A.                    As of March 4, 2008, Bank and Borrower entered into certain agreements (the “March 2008 Loan Documents”) including but not limited to a Revolving Credit Loan Agreement (the “Loan Agreement”), pursuant to which Bank agreed, subject to the terms and conditions set forth therein, to lend up to the sum of Ten Million Dollars ($10,000,000.00) to Borrower, and pursuant to which Borrower agreed to repay the loan on or before June 15, 2009.

B.                    Thereafter, pursuant to a Change in Terms Agreement dated April 17, 2008 (the “April 2008 CIT”), Bank and Borrower made certain changes to the March 2008 Loan Documents, including but not limited to revising the Loan Agreement to provide for a Commitment Amount (as defined in the April 2008 CIT), to Seventeen Million Five Hundred Thousand and 00/100 Dollars ($17,500,000.00).

C.                    Thereafter, pursuant to a Change in Terms Agreement dated June 5, 2009 (the “June 2009 CIT”) Bank and Borrower made certain changes to the March 2008 Loan Documents, including but to limited to revising the Loan Agreement to extend the maturity date to September 15, 2009.

D.                    The Termination Date (as defined in the June 2009 CIT), is September 15, 2009. Borrower has requested, and Bank has agreed, subject to the terms and conditions of this CIT, to extend the Termination Date to October 15, 2009.

AGREEMENT

In consideration of the covenants, terms and conditions set forth herein, and in consideration and for other good and valuable consideration, the parties hereto agree as set forth below.

1.           Incorporation by Reference.  The Recitals set forth above are true and correct and are incorporated herein by reference in this CIT, together with the March 2008 Loan Documents, the April 2008 CIT, the June 2009 CIT and any other documents executed by and between Bank and Borrower in connection with or after the March 2008 Loan Documents (sometimes, collectively, the “Loan Documents”). All capitalized terms not defined herein shall have the meaning given in the Loan Documents.

2.           Amendment of Definition of Termination Date.  The definition of “Termination Date” in the Loan Agreement is hereby deleted and replaced by the following:

“‘Termination Date’ shall mean October 15, 2009.”

3.           Conditions Precedent. The effectiveness of this CIT and Bank’s obligations hereunder are conditioned upon the satisfaction of each and all of the following conditions on or before September 15, 2009:

(a)	Borrower shall have executed and delivered this CIT to Bank; and

(b)	Borrower shall have paid the loan extension fee of One Thousand and 00/100 Dollars ($1,000.00) to Bank.

4.           Legal Effect.  Except as specifically provided herein, all of the terms and conditions of the Loan Documents remain in full force and effect.

5.           Integration. This CIT is an integrated agreement. Except as specifically set froth herein, and except for the Loan Documents as modified hereby, it supersedes all prior representations and agreements, if any, between the parties to this CIT. This CIT and the Loan Documents as modified hereby contain the entire and only understanding of the parties with respect to the subject matter hereof and thereof, and may not be altered, amended or extinguished, except by a writing signed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed and entered into this CIT effective as of the Effective Date first written above.

BANK:

HERITAGE BANK OF COMMERCE
a California banking corporation

By:	/s/ Roxanne Vane
Roxanne Vane
Its:	Senior Vice President / Regional Manager

BORROWER:

MISSION WEST PROPERTIES, INC.
a Maryland corporation

By:	/s/ Raymond V. Marino
Raymond V. Marino
Its:	President and Chief Operating Officer